Exhibit 10.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment"), dated as of August 16, 2021 among Yadav Enterprises Inc. (the "Buyer Guarantor"), YTC Enterprises, LLC (the "Buyer") and Fiesta Restaurant Group, Inc. (the "Seller").
WHEREAS, Buyer Guarantor, Buyer and Seller entered into the Stock Purchase Agreement (the "Purchase Agreement"), dated as of July 1, 2021 and the letter agreement (the "Letter Agreement") dated as of August 5, 2021.
WHEREAS, Buyer Guarantor, Buyer and Seller desire to amend the Purchase Agreement in accordance with the terms hereof.
WHEREAS, capitalized terms used herein and not defined herein shall have the meanings set forth in the Purchase Agreement.
The Buyer Guarantor, Buyer and Seller hereby agree as follows:
1. For the period beginning on and including the Closing Date through the first calendar day following the Closing Date, the Seller shall, through the Seller’s current armored truck service provider, collect all cash in the AMSEC smart safes at each Restaurant that relate to the operations of the Restaurants for such two-day period (collectively, the "Post-Closing Cash") on behalf of the Buyer.
(a) On the date following the Closing Date in which the Company’s current armored truck service provider has collected the cash in the AMSEC smart safes of at least 90% of the Restaurants, Seller shall remit to Buyer an amount equal to the Post-Closing Cash collected by Seller from the AMSEC smart safes at each Restaurant through such date less the aggregate amount of cash collected by Seller from the AMSEC smart safes at each Restaurant that corresponds to the operations of the Restaurants prior to the Closing Date by wire transfer to an account previously designated in writing by Buyer.
(b) On the date following the Closing Date in which the Company’s current armored truck service provider has collected the cash in the AMSEC smart safes of all of the Restaurants, Seller shall remit to Buyer an amount equal to the Post-Closing Cash collected by Seller from the AMSEC smart safes at each Restaurant less (i) the aggregate amount of cash collected by Seller from the AMSEC smart safes at each Restaurant that corresponds to the operations of the Restaurants prior to the Closing Date and (ii) the aggregate amount already remitted by Seller to Buyer pursuant to Section 1(a) above by wire transfer to an account previously designated in writing by Buyer.
(c) Simultaneously with the payments set forth in (a) and (b) above, Seller shall provide Buyer with a Restaurant-by-Restaurant reconciliation report for the cash collections.
2. During the period following the Closing Date, upon receipt by Seller of any invoices with respect to accounts payable related to the operation of the Restaurants, Buyer shall promptly reimburse Seller its pro-rata portion of such invoice (calculated by reference to the number of days following the Closing Date divided by the total number of days covered by such invoice). Buyer Guarantor and Buyer shall jointly and severally indemnify Seller for any Losses incurred by the Seller Indemnitees for any amounts owed with respect to such accounts payable relating to the operation of the Restaurants following the Closing Date.
3. Except as expressly provided herein, the Purchase Agreement shall remain unchanged and in full force and effect. Each reference to “this Agreement” or “the Purchase Agreement” and words of similar import in the Purchase Agreement and in the agreements and other documents contemplated by the Purchase Agreement shall be a reference to the Purchase Agreement, as amended hereby and the Letter Agreement, and as the same may be further amended, restated, supplemented and otherwise modified and in effect from time to time.
4. The provisions of Article XI of the Purchase Agreement are incorporated by reference herein as if a part hereof.
[Signature Page To Follow]

IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date first stated above.

FIESTA RESTAURANT GROUP, INC.

By:	/s/ Richard C. Stockinger
Name: Richard C. Stockinger
Title: Chief Executive Officer and President

YTC ENTERPRISES, LLC

By:	/s/ Anil Yadav
Name: Anil Yadav
Title: Managing Member

YADAV ENTERPRISES, INC.

By:	/s/ Anil Yadav
Name: Anil Yadav
Title: CEO/ President